UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2026
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HEALTH CATALYST, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38993	45-3337483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10897 South River Front Parkway #300
South Jordan, UT 84095
(Address of principal executive offices, including zip code)

(801) 708-6800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	HCAT	The Nasdaq Global Select Market
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Steven Nelson Appointment as Board Member

On April 29, 2026, the board of directors (our Board) of Health Catalyst, Inc. (the Company), upon the recommendation of the Nominating and Corporate Governance Committee, appointed Steven Nelson to the Board, effective May 1, 2026. Mr. Nelson was appointed to fill a newly created vacant Board seat due to the expansion of the current Board from six (6) to seven (7) directors, also effective May 1, 2026. As previously announced, effective immediately prior to the commencement of the Company's 2026 Annual Meeting of Stockholders, the size of the Board will be reduced by one, from seven (7) to six (6), in connection with Matthew Kolb not standing for re-election. Mr. Nelson will serve as a Class II director until the Company’s 2027 Annual Meeting of Stockholders, and until his successor is duly elected and qualified, or until his earlier resignation, death, or removal. The Board expects to appoint Mr. Nelson to serve as a member of one or more committees of the Board at a later date. Mr. Nelson will receive cash and equity compensation pursuant to the Company’s non-employee director compensation policy and will also enter into the Company’s standard form indemnification agreement.

Mr. Nelson has served as EVP and President of Aetna, Inc. since November 2024. Prior to joining Aetna, Inc., Mr. Nelson served in leadership positions of several managed care and health care organizations, including chief executive officer and a member of the board of directors of ChenMed LLC from September 2022 until August 2024, chief executive officer and member of the board of directors of Duly Health and Care from July 2020 until September 2022, and chief executive officer of UnitedHealthcare, a division of UnitedHealth Group, from 2017 until 2019. Mr. Nelson holds a B.S. from Portland State University and an M.B.A. and Master of Health Services from the University of Michigan.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions between Mr. Nelson and the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Nelson had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. No arrangement or understanding exists between Mr. Nelson and any other person pursuant to which Mr. Nelson was selected as a director of the Company.

Item 7.01. Regulation FD Disclosure.

On April 30, 2026, the Company issued a press release announcing the appointment of Mr. Nelson as a member of the Board. A copy of this press release is furnished hereto as Exhibit 99.1 and is incorporated by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1 of this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

10.1#*	Form of Indemnification Agreement, between Health Catalyst, Inc. and each of its executive officers and directors

10.2#**	Non-Employee Director Compensation Policy

99.1***	Press Release for the appointment of Steven Nelson to the Board, dated April 30, 2026.

* Incorporated by reference to Exhibit 10.18 on the Form S-1 filed June 27, 2019
** Incorporated by reference to Exhibit 10.1 to the Form 10-K/A filed April 30, 2025.
*** Furnished herewith.
# Indicates management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CATALYST, INC.

Date: April 30, 2026	By:	/s/ Jason Alger
Jason Alger

Chief Financial Officer